Exhibit 10.38
JOINDER AGREEMENT
     Reference is made to the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders, UBS AG, STAMFORD BRANCH, as collateral agent for the Secured Parties, the other agents party thereto, and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
WITNESSETH:
     WHEREAS, the Guarantors have entered into the Credit Agreement and the applicable Security Documents in order to induce the Lenders to make the Loans to or for the benefit of the Borrowers;
     WHEREAS, pursuant to Section 5.1 l(b) of the Credit Agreement, certain Subsidiaries are required to become Guarantors under the Credit Agreement by executing a Joinder Agreement. NOVELIS PAE S. A.S. (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement and as consideration for the Loans previously made by the Lenders and as consideration for the other agreements of the Lenders and the Agents under the Loan Documents and as consideration for other good and valid consideration the receipt and sufficiency of which is hereby acknowledged.
     NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:
     1. Guarantee. In accordance with Section 5.11 (b) of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor, subject to the limitations set forth in Clause 2 herein.
     2. Guarantee Limitations.
          (a) The obligations and liabilities of the New Guarantor under the Credit Documents and in particular under Article VII (Guarantee) of the Credit Agreement shall not include any obligation or liability which if incurred would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Code de commerce and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3 or L. 242-6 of the French Code de commerce or any other laws or regulations having the same effect, as interpreted by French courts.
          (b) The obligations and liabilities of the New Guarantor under Article VII (Guarantee) of the Credit Agreement for the obligations under the Credit Documents of any other Guarantor which is not a Subsidiary of the New Guarantor, shall be limited at any time to an amount equal to the aggregate of all amounts borrowed under the Credit Agreement by such other Guarantor as Borrower to the extent directly or indirectly on-lent to the New Guarantor under inter-company loan agreements and outstanding at the date a payment is to be made by the New Guarantor under Article VII (Guarantee) of the Credit Agreement, it being specified that any payment made by the New Guarantor under Article VII (Guarantee) of the Credit Agreement in respect of the obligations of such Guarantor as

Borrower shall reduce pro tanto the outstanding amount of the inter-company loans due by the New Guarantor under the inter-company loan arrangements referred to above.
          (c) The obligations and liabilities of the New Guarantor under Article VII (Guarantee) of the Credit Agreement for the obligations under the Credit Documents of any Guarantor which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Guarantor as Borrower and/or as Guarantor, as applicable. However, where such Subsidiary is not incorporated in France, the amounts payable by the New Guarantor under this paragraph (c) in respect of obligations of this Subsidiary as Guarantor, shall be limited as set out in paragraph (b) above.
     3. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder (subject to the limitations set forth in Clause 2 herein) and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect”, true and correct in all respects) as of such earlier date. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby agrees to supplement each of the schedules to the Credit Agreement and the Perfection Certificates applicable to it in accordance with Section 9 hereof.
     4. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     5. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.
     6. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
     7. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.
     8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     9. Certain Agreements. The New Guarantor hereby agrees that it shall take each action and deliver each of the documents set forth on Exhibit I, each within the number of days set forth on such Exhibit.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
     Signed on September 12, 2008
     In two (2) original copies

NOVELIS PAE S.A.S.
By:	/s/ P. Charlier
	Name:	P. CHARLIER
	Title:	PRESIDENT
Address for Notices: Novelis PAE S.A.S. 725 rue Aristide Bergès 38340 Voreppe France

UBS AG, STAMFORD BRANCH, as Administrative Agent and as Collateral Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director
Address for Notices: UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attn: Christopher Gomes
Novelis PAE S.A.S. Joinder Agreement (Term)

Exhibit I
Obligations of New Guarantor
1. (i) Deliver to the Collateral Agent (such term as referenced in this Exhibit I to include successor Agents under Section 10.06 of the Credit Agreement), within 30 days of the date hereof (or by such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) a bank accounts pledge agreement in respect of each of the cash accounts the New Guarantor maintains with depositary bank or banks, in form and substance satisfactory to the Administrative Agent and the Collateral Agent and (ii) deliver to the depositary bank or banks acknowledgments evidencing such accounts pledge agreements in favor of the Collateral Agent in respect of each of the cash accounts of the New Guarantor, each in form and substance acceptable to the Collateral Agent.
2. Within 30 days of the date hereof (or by such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) deliver a pledge of receivables held by the New Guarantor, in form and substance satisfactory to the Funding Agent (such term as referenced in this Exhibit I to include successor Agents under Section 10.06 of the Credit Agreement) and the Collateral Agent and subsequently enter into supplemental receivables pledge agreements in form and substance satisfactory to the Funding Agent and the Collateral Agent as may be necessary.
3. Within 30 days of the date hereof (or by such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) deliver a pledge of stock held by the New Guarantor, in form and substance satisfactory to the Funding Agent and the Collateral Agent.
4. Within 30 days of the date hereof (or by such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) deliver a pledge over going concern with regard to the New Guarantor, in form and substance satisfactory to the Funding Agent and the Collateral Agent, in addition to any ancillary documents or instruments needed to perfect or record the security interest granted thereunder under the laws of the Unites States, Canada, the United Kingdom, Germany, and Switzerland.
5. Within 30 days of request thereof by the Funding Agent or the Collateral Agent (or by such later date as may be agreed to in writing by the Collateral Agent or the Funding Agent, as applicable, in its sole discretion) take all other actions requested by the Funding Agent or the Collateral Agent to cause the Liens created by the Security Documents executed by the New Guarantor in connection with this Joinder Agreement to be duly perfected in accordance with all applicable Requirements of Law in accordance with (and subject to the limitations set forth in) Section 5.11(b) of the Credit Agreement.
6. Deliver, within 30 days of the date hereof (or by such later date as may be agreed to in writing by the Collateral Agent in its sole discretion), each in form and substance acceptable to the Collateral Agent, supplements to each of the schedules to the Credit Agreement and the Perfection Certificates applicable to it (each as referred to in Clause 3 of the Joinder Agreement).

4